UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

Current Report

Pursuant To Section 13 or 15 (d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) - April 25, 2023

Chubb Limited

(Exact name of registrant as specified in its charter)

Switzerland	1-11778	98-0091805
(State or other jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Baerengasse 32

CH-8001 Zurich, Switzerland

(Address of principal executive offices)

Registrant’s telephone number, including area code: +41 (0)43 456 76 00

Not applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Shares, par value CHF 24.15 per share	CB	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 0.30% Senior Notes due 2024	CB/24A	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 0.875% Senior Notes due 2027	CB/27	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 1.55% Senior Notes due 2028	CB/28	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 0.875% Senior Notes due 2029	CB/29A	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 1.40% Senior Notes due 2031	CB/31	New York Stock Exchange
Guarantee of Chubb INA Holdings Inc. 2.50% Senior Notes due 2038	CB/38A	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR 230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR 240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 2.02.  Results of Operations and Financial Condition

On April 25, 2023, Chubb Limited issued a Press Release reporting its first quarter 2023 results and the availability of its first quarter 2023 Financial Supplement. The Press Release and the Financial Supplement are attached hereto as Exhibit 99.1 and Exhibit 99.2, respectively, and are hereby incorporated herein by reference.

The information furnished pursuant to this Item 2.02, including Exhibit 99.1 and Exhibit 99.2, shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities under that Section and shall not be deemed to be incorporated by reference into any filing of the Company under the Securities Act of 1933 or the Exchange Act.

Item 9.01.   Financial Statements and Exhibits

(d)              Exhibits

Exhibit Number	Description

99.1	Press Release, Dated April 25, 2023, Reporting First Quarter 2023 Results

99.2	First Quarter 2023 Financial Supplement

104	Cover Page Interactive Data File (the cover page XBRL tags are embedded within the Inline XBRL document)

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Chubb Limited

By:	/s/ Peter Enns
Peter Enns
Executive Vice President and Chief Financial Officer

DATE: April 25, 2023